Exhibit 99.1
PHH Corporation Announces the Closing of C$363 Million Note Offering Backed By Canadian Fleet Lease Assets
Mt. Laurel, NJ – January 28, 2010 – PHH Corporation (NYSE:PHH) (“PHH” or the “Company”) today announced the closing on January 27, 2010 of a series of transactions resulting in the sale of certain fleet lease assets originated and serviced by PHH Vehicle Management Services Inc. (“PHH VMS”), the Company’s indirect wholly-owned Canadian fleet management business, to Fleet Leasing Receivables Trust (“FLRT”), which, in turn, issued and sold approximately C$363 million of senior Series 2010-1 Asset-Backed Notes (the “Notes”) backed by the PHH VMS fleet lease assets. FLRT is a Canadian special purpose trust established and administered by PHH VMS for the purpose of acquiring, disposing of and administering fleet leases and borrowing funds or issuing securities to finance the acquisition of such assets.
FLRT issued two tranches of Class A-1 Notes for aggregate proceeds of approximately C$126 million, both tranches being rated R-1(high) and P-1 by DBRS and Moody’s Investors Service (“Moody’s”), respectively. In addition, FLRT issued two tranches of Class A-2 Notes for aggregate proceeds of approximately C$237 million, both tranches being rated AAA and Aaa by DBRS and Moody’s, respectively. In connection with its responsibility for managing the Canadian Secured Credit Facility that has been jointly established by Canada’s Departments of Finance and Industry, the Business Development Bank of Canada (“BDC”) purchased all of the approximately C$91 million of Notes issued in one of the Class A-2 Note tranches.
PHH intends to use most of the net proceeds from the issuance and related transactions to reduce outstandings under PHH’s Amended and Restated Competitive Advance and Revolving Credit Agreement due in 2011 (“Revolving Credit Facility”) thereby creating incremental capacity to fund PHH’s business needs. In explaining the significance of this transaction, Jerome J. Selitto, president and chief executive officer of PHH, stated: “This is a very important transaction for our fleet management business and our clients. As we previously discussed, the reestablishment of a Canadian lease securitization program has been a key part of our overall financing strategy to diversify PHH’s funding sources and to maintain sufficient and appropriate liquidity to support our businesses while reducing borrowings under our Revolving Credit Facility.”
Further commenting on the transaction, George J. Kilroy, president of PHH Arval, stated: “We remain encouraged by the improvements we have seen over the last twelve months in asset backed securities markets, both in Canada and the U.S., and the demand for securities backed by PHH fleet assets. Our Company continues to solidify its position as a leading provider of financing solutions for the commercial fleet industry throughout North America. We committed to providing a lease product to our fleet management clients that is consistent with our outstanding client service and award winning technology and innovation and we have delivered in both the Canada and the U.S.”
With the exception of the tranche of Class A-2 Notes which were purchased by BDC under a Canadian public offering, all of the Notes were offered for sale by private placement. In addition,

PHH VMS purchased the subordinated Class B Notes issued by FLRT as part of the issuance of the Series 2010-1 Asset-Backed Notes (together with the “Notes”, the “Issued Notes”). The Class B Notes are rated A and A2 by DBRS and Moody’s, respectively.
None of the Issued Notes have been, nor will they be, registered under the Securities Act of 1933, as amended (the “Securities Act”), or any applicable state securities laws, and none of the Issued Notes may be offered or sold in the United States without registration under the Securities Act or pursuant to an applicable exemption from such registration. This press release shall not constitute an offer to sell or the solicitation of an offer to buy the Issued Notes, nor shall it constitute an offer, solicitation or sale of the Issued Notes in any state in which such offer, solicitation or sale would be unlawful.
About PHH Corporation
Headquartered in Mount Laurel, New Jersey, PHH Corporation is a leading outsource provider of mortgage and vehicle fleet management services. Its subsidiary, PHH Mortgage Corporation, is one of the top five retail originators of residential mortgages in the United States1, and its subsidiary, PHH Arval, is a leading fleet management services provider in the United States and Canada. For additional information about the company and its subsidiaries, please visit our website at www.phh.com.

[1]	Inside Mortgage Finance, Copyright 2010
Forward-Looking Statements
Statements in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements are subject to known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. You should understand that these statements are not guarantees of performance or results and are preliminary in nature. Statements preceded by, followed by or that otherwise include the words “believes”, “expects”, “anticipates”, “intends”, “projects”, “estimates”, “plans”, “may increase”, “may result”, “will result”, “may fluctuate” and similar expressions or future or conditional verbs such as “will”, “should”, “would”, “may” and “could” are generally forward-looking in nature and not historical facts.
You should consider the areas of risk described under the heading “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in our periodic reports filed with the Securities and Exchange Commission under the Exchange Act in connection with any forward-looking statements that may be made by us and our businesses generally. Except for our ongoing obligations to disclose material information under the federal securities laws, we undertake no obligation to release publicly any updates or revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless required by law.
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Contact Information:
Investors:
Nancy R. Kyle
856-917-4268